Exhibit 10.2

Special Bank Credit Facility Contract

Translated From Japanese

December 26, 2006

K.K. Sumitomo Mitsui Banking Corporation

Borrower

Address:

Nishi-Shinjuku Showa Bldg. B11F 1-13-12, Nishi-Shinjuku, Shinjuku-key, Tokyo

IA Partners K.K.

Name:

Representative Director Hideki Anan

Joint Guarantor

Address:

3-13-10, Shibuyaku, Yoyogi, Tokyo

Name:

Hideki Anan

The borrower, upon agreement with the bank’s credit facility of K.K. Sumitomo Mitsui Banking Corporation, will transact bank over-drafts based on the guidelines below.

1. Loan Amount:	YEN 200,000,000

2. Purpose:	Working Capital

3. Borrowing Date:	12 December, 2006

4. Expiration Date:	20 December, 2011

5. Repayment of Principal:                 Between 20 March, 2006 and 20 December, 2011, repay every 3 months on the 20th day of that period an amount of YEN 12,500,000 (it is not possible to repay the amount before this time)

6. Borrowing Interest Rate:	The stated base rate in 7 below and additionally the spread rate of 8 below.

7. Basic Interest Rate:                         For the first rate, in order to utilize the short term money market rates an adaptable rate, from the second rate the rate shall be calculated 2 days prior to the payment of interest date, by requesting the Offer Trade for the National TIBOR 3 month rate on display at TELERATE 17097 at 11am Tokyo time.

8. Spread:	2.00% p.a.

9. Transaction Fee:                             The Borrower shall pay the amount of YEN 3,000,000 as a one off payment on the entering into this contract. The fee here is charged for the packaging of this loan and the necessary fees associated with it.

10. Method of Interest Payment:      The first payment is on the date of this contract, the second payment will be on 20 June, 2007, after that each payment will be made on the 20th day of March, June, September and December on a 3 month cycle.

11. Default Interest Rate:	14.00% p.a. based on the principal amount

12. Calculation of Interest:               Interest will be calculated on 365 days in a year. The period of borrowing will include the day after the payment of interest up to the next interest payment date.

13. Treatment of Bank Holidays:      If the date required for repayment of principal or interest falls on a non-working day then the following working day shall be used as the repayment date.

14. Designated Account:

Branch Name	Saving Type	Account Number
Nakano	Normal Account	4109506
	Account Name: IA Partners K.K.